UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 24, 2007

CHINA SECURITY & SURVEILLANCE
TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50917	98-0509431
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

13/F, Shenzhen Special Zone Press Tower, Shennan Road Futian, Shenzhen, China, 100020
(Address of Principal Executive Offices)

(86) 755-83765666
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement

$50,000,000 Guaranteed Senior Unsecured Convertible Notes due 2012

On April 24, 2007, China Security & Surveillance Technology, Inc., a Delaware corporation (the “Company”), and its direct and indirect subsidiaries entered into a Notes Purchase Agreement (the “Notes Purchase Agreement”) with Citadel Equity Fund Ltd. (“Citadel”) pursuant to which the Company issued and sold to Citadel $50,000,000 Guaranteed Senior Unsecured Convertible Notes due 2012 (the “Notes”).

The Notes were issued pursuant to an Indenture dated April 24, 2007 (the “Indenture”) among (i) the Company, (ii) the Company’s subsidiaries China Safetech Holdings Limited (“Safetech”), China Security & Surveillance Technology (HK) Ltd. (“CSST HK”), Chain Star Investments Ltd. (“Chain Star”), as guarantors, and (iii) The Bank of New York, as trustee for the Notes. Pursuant to the Indenture, the guarantors have agreed, and all of the Company’s other existing and future subsidiaries are obligated (only to the extent such subsidiary is permitted under applicable laws to do so), to guarantee, on a senior unsecured basis, to the holders of the Notes and the trustee the payment and performance of the Company’s obligations thereunder.

The Indenture contains customary negative covenants for transactions of this type, including limitations on the Company and its subsidiaries with respect to capital expenditures, mergers and acquisitions, dispositions of assets, and future issuances of equity securities.  Any breach of the covenants under the Indenture may result in acceleration of the payment obligations under the Notes.

Proceeds from the issuance of the Notes will be used to finance current operations, fund potential acquisitions and for general corporate purposes.

In connection with the transaction, the Company, its direct and indirect subsidiaries, Mr. Tu Guo Shen , the CEO of the Company, Ms. Li Zhi Qun, Mr. Tu’s wife, and Whitehorse Technology Limited, a British Virgin Islands company wholly owned by Mr. Tu and the registered owner of Mr. Tu’s equity interest in the Company (“Whitehorse”, and together with Mr. Tu and Ms. Li, the “Controlling Shareholders”), and Citadel also entered into an Amended and Restated Investor Rights Agreement (“Amended Investor Rights Agreement”), dated April 24, 2007 which amends and restates in its entirety the Investors Rights Agreement, dated February 16, 2007, as amended on March 29, 2007, by and among the Company, some of the Company’s direct and indirect subsidiaries, the Controlling Shareholders and Citadel. Pursuant to the Amended Investor Rights Agreement, Citadel was granted, among other things and subject to certain conditions, a right of first refusal with respect to any financing sought by the Company and the rights to inspect the properties of the Company and its subsidiaries, including its corporate and financial records. The Amended Investor Rights Agreement also includes provisions that prohibit the Company from issuing any new class of securities, having more than 60,000,000 shares of common stock outstanding at any time, or, with certain exceptions, issuing or selling securities at a price equal to or less than either 90% of the closing price of its common stock as of the closing date of such issuance or sale or the simple arithmetic average of the closing price of its common stock for the twenty trading days preceding the closing date of such issuance of sale.

The offer and sale of the Notes were made in an offshore transaction pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The transaction closed on April 24, 2007.

The foregoing description of the Notes Purchase Agreement, the Indenture and the Amended Investor Rights Agreement does not purport to be complete and is qualified in its entirety by reference to such documents, copies of which are attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference.

Second Supplemental Indenture

On April 24, 2007, the Company entered into a Second Supplemental Indenture (the “Second Supplemental Indenture”) to that certain Indenture, dated February 16, 2007, as amended on March 29, 2007 (the “February Indenture”), by and among (i) the Company, (ii) Safetech and CSST HK, as guarantors, and (iii) The Bank of New York, as trustee, in connection with the issuance and sale by the Company of a $60,000,000 Guaranteed Senior Unsecured Convertible Notes due 2012 to Citadel (the “February Notes”). Under Section 4.09 of the February Indenture, the Company covenanted to maintain a fixed charge coverage ratio of at least 12 to 1 and a leverage ratio not exceeding 2.50 to 1.00, each determined as of the last day of each fiscal quarter, for the four fiscal quarters ending on such day. In the Second Supplemental Indenture, the parties agreed to remove the covenant related to the fixed charge coverage ratio and increase the maximum leverage ratio from 2.50 to 3.50. In addition, pursuant to certain provisions of the February Indenture, the Company’s newly acquired subsidiary Chain Star entered into the Second Supplement Indenture and agreed, jointly and severally, with Safetech and CSST HK, to unconditionally guarantee the Company’s obligations under the February Notes on the terms and subject to the conditions set forth in the February Indenture.

The foregoing description of the Second Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to such document, a copy of which is attached hereto as Exhibit 4.4 and is incorporated herein by reference.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 24, 2007, the Company issued the Notes to Citadel pursuant to the Notes Purchase Agreement. The Company will pay interest at a rate of 1.0% per annum on the principal amount of the Notes, payable semi-annually in arrears on April 24 and October 24 of each year.

The Notes are convertible, by the holders thereof, at any time on or prior to maturity, into common shares of the Company initially at the conversion price of $23.60 per share (subject to adjustment in certain circumstances, including semi-annual reset of the conversion price and upon occurrence of certain dilutive events, in each case subject to certain conditions). If the Notes are not converted before its maturity, the Notes will be redeemed by the Company on the maturity date at a redemption price equal to 100% of the principal amount of the Notes then outstanding plus an additional amount such that the total amount represents to the holders thereof a gross yield (including the paid or any accrued and unpaid interest) of 15.0% per annum, calculated on a quarterly compounded basis, plus any accrued and unpaid interest. In addition, if the 45-day variable weighted average price or VWAP preceding February 15, 2010 equals or is greater than $40.00 per share of Common Stock, the Company shall, within 1 trading day, force holders of the Notes to convert 50% of the then-outstanding principal amount of the Notes at the then applicable conversion rate on a pro rata basis (the “2010 Mandatory Conversion”). If the 45-day VWAP preceding February 15, 2011 equals or is greater than $45.00 per share of Common Stock (the “2011 Mandatory Conversion Trigger”) and the 2010 Mandatory Conversion had occurred, the Company shall, within 1 trading day, force holders of the Notes to convert all of the then-outstanding principal amount of the Notes at the then applicable conversion price. If the 2011 Mandatory Conversion Trigger occurs and the 2010 Mandatory Conversion had not occurred, the Company shall, within 1 trading day, force holders of the Notes to convert 50% of the then-outstanding principal amount of the Notes at the then applicable conversion rate on a pro rata basis.

If a Change of Control, Asset Sales (as defined in the Indenture), or certain other designated events including de-listing occur, holders of the Notes may require the Company to repurchase all or a portion of their Notes for cash at the applicable redemption price.

Additional terms and conditions are contained in Item 1.01 and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The information pertaining to the Notes in Item 1.01 and Item 2.03 is incorporated herein by reference in its entirety. Neither the Notes nor the common shares issuable upon conversion of the Notes have been registered under the Securities Act and neither may be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This current report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitution an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

4.1
Notes Purchase Agreement by and among the Company, Chain Star, Safetech, CSST HK, CSST PRC, Golden, Cheng Feng, Cheng Feng Equipment, Cheng Feng Public Safety, Hongtianzhi, Shixing, Tongxing and Citadel, dated April 24, 2007.

4.2	Indenture by and among the Company, Chain Star, Safetech, CSST HK and The Bank of New York, dated April 24, 2007.

4.3
Amended and Restated Investor Rights Agreement by and among the Company, Chain Star, Safetech, CSST HK, CSST PRC, Golden, Cheng Feng, Cheng Feng Equipment, Cheng Feng Public Safety, Hongtianzhi, Shixing, Tongxing, Mr. Tu, Ms. Li, Whitehorse and Citadel, dated April 24, 2007.

4.4	Second Supplemental Indenture by and among the Company, Chain Star, Safetech, CSST HK and The Bank of New York, dated April 24, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Security & Surveillance Technology, Inc.

Date: April 24, 2007

/s/ Terence Yap
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1
Notes Purchase Agreement by and among the Company, Chain Star, Safetech, CSST HK, CSST PRC, Golden, Cheng Feng, Cheng Feng Equipment, Cheng Feng Public Safety, Hongtianzhi, Shixing, Tongxing and Citadel, dated April 24, 2007.

4.2	Indenture by and among the Company, Chain Star, Safetech, CSST HK and The Bank of New York, dated April 24, 2007.

4.3
Amended and Restated Investor Rights Agreement by and among the Company, Chain Star, Safetech, CSST HK, CSST PRC, Golden, Cheng Feng, Cheng Feng Equipment, Cheng Feng Public Safety, Hongtianzhi, Shixing, Tongxing, Mr. Tu, Ms. Li, Whitehorse and Citadel, dated April 24, 2007.

4.4	Second Supplemental Indenture by and among the Company, Chain Star, Safetech, CSST HK and The Bank of New York, dated April 24, 2007.